EXHIBIT 35.3

 [COUNTRYWIDE HOME LOANS LOGO]

  400 Countrywide Way
Simi Valley, California 93065-6298

February 28, 2007

[ADDRESSEE]

OFFICER'S CERTIFICATE

I, Joseph Candelario, hereby certify that I am an officer of Countrywide GP, Inc., general partner of Countrywide Home Loans Servicing LP (the “Servicer”).  I further certify, with respect to the applicable servicing agreement relating to the securitization transaction(s) set forth on Exhibit A attached hereto (the “Servicing Agreement”) that:

(a)        A review of the activities of the Servicer during the preceding calendar year and of the performance of the Servicer under the Servicing Agreement has been made under my supervision; and

(b)        To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Servicing Agreement in all material respects throughout such year.

\s\  Joseph Candelario                                        February 28, 2007
Joseph Candelario
First Vice President
Compliance Officer
Loan Administration

Exhibit A

Securitization Transaction(s)

WMALT 2006-AR1
WMALT 2006-AR4
WMALT 2006-AR5
WMALT 2006-AR7
WMALT 2006-AR8
WMALT 2006-AR9